Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2009, with respect to the financial statements and supplemental schedules included in the Annual Report of Capital Bank 401(k) Retirement Plan on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of Capital Bank Corporation on Forms S-8 (File No. 333-42628, effective July 31, 2000, and File No. 333-151782, effective June 19, 2008).

/s/  GRANT THORNTON LLP

Raleigh, North Carolina
June 17, 2010